                   RESTATED FOREIGN PATENT LICENSE AGREEMENT
                   -----------------------------------------

     This AGREEMENT, effective and dated from the 18th day of November, 1992, by and between ENAMELON INC. (hereinafter referred to as "LICENSEE") and the AMERICAN DENTAL ASSOCIATION HEALTH FOUNDATION, a not-for-profit corporation under the laws of the State of Illinois, whose address for the purposes of this AGREEMENT is 211 East Chicago Avenue, Chicago, Illinois 60611 (hereinafter referred to as "LICENSOR"), is a restatement and partial modification of the Foreign Patent License Agreement executed by the parties effective and dated as of November 18, 1992.


                                  WITNESSETH:

     WHEREAS, LICENSOR is the sole owner of the entire right, title and interest of United States Patent No. 5,037,639, entitled Methods and Compositions for Mineralizing Calcified Tissues, granted August 6, 1991; United States Patent No. 5,268,167, entitled Methods and Compositions for Mineralizing and Fluoridating Calcified Tissues, granted December 7, 1993, (hereinafter "U.S. PATENTS"); and a pending application Serial No. 07/936,068 entitled Methods and Compositions for Mineralizing and Fluoridating Calcified Tissues, filed August 26, 1992, (hereinafter "1992 U.S. APPLICATION") (the U.S. PATENTS and 1992 U.S. APPLICATION collectively, the "U.S. PATENT FILINGS");

     WHEREAS, LICENSOR has the sole right to file patent applications in designated Patent Cooperation Treaty countries (hereinafter "PCT"), and in Argentina, Taiwan, the Peoples Republic of China, India, Mexico and Venezuela and other countries listed on Exhibit A that correspond to the above-identified U.S. Patent No. 5,268,167 and 1992 U.S. APPLICATION (hereinafter "FOREIGN APPLICATIONS") and to be the sole owner of the entire right, title and interest of such FOREIGN APPLICATIONS and warrants that it has the right to grant an exclusive license in those countries under any such FOREIGN APPLICATIONS to the extent permitted by law in each jurisdiction, free of any license, shop right or assignment to others except those rights that have been or will be granted to the United States government by licenses in the form of the license attached hereto as Exhibit B;

     WHEREAS, LICENSEE desires to acquire a license to make, have made, use, induce use of and/or contribute to use of the subject matter claimed in the FOREIGN APPLICATIONS to be filed in certain foreign countries and LICENSOR is willing to grant the same under the conditions set forth hereinafter;

     NOW, THEREFORE, in consideration of the promises and the mutual convenants of this AGREEMENT, the parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS
                             ----------------------

     1. As used herein, "INVENTIONS" is defined as the subject matter covered by the claims of the above-identified FOREIGN APPLICATIONS or any patents issuing thereon (hereinafter "FOREIGN PATENTS"), including any continuations, divisions, reexaminations, extensions or reissues thereof;

     2.   As used herein, "MATERIAL" is defined as:

          (a) the materials claimed as such in any of said FOREIGN APPLICATIONS or FOREIGN PATENTS, or any continuations, divisions, reexaminations, extensions or reissues thereof;

          (b) the materials not claimed as such but constituting components in claimed compositions or articles of manufacture, when such components are used as claimed or sold with inducement to use as claimed, or with knowledge that they have no substantial noninfringing use;

          (c) the materials not claimed as such but recited as components to be used in the practice of a claimed method, when such components are used as claimed or sold with inducement to use as claimed or with knowledge that they have no substantial noninfringing use, or

          (d) any container, package, dispensing equipment (except for reusable dispensing equipment), storage trays, display trays or instructional literature for any of the materials listed above;

     3. As used herein, "UNITS" is defined as units of sale or kits containing MATERIAL as an essential element thereof, whether or not they contain other items as well;

     4. As used herein, "LICENSED TERRITORY" means the countries, territories and possessions listed on Exhibit A;

     5. As used herein, "EXCLUSIVELY LICENSED FIELDS" means dentifrices (namely, toothpastes, tooth cleansing gels or tooth cleansing powders), confections, foods and chewing gums embodying MATERIAL;

     5.5 As used herein, "NON-EXCLUSIVELY LICENSED FIELDS" means all aspects of the claimed INVENTIONS other than dentifrices, confections, foods and chewing gums embodying MATERIAL;

     6. As used herein, "RELATED COMPANIES" of a party include: any present or future PARENT or CONTROLLED COMPANY of such party; and any present or future CONTROLLED COMPANY of any PARENT of such party.

     7. As used herein, a "PARENT" of any party means any corporation, company or other entity owning over 50% of the voting stock of such party.

     8. As used herein, a "CONTROLLED COMPANY" of a party means: (i) any SUBSIDIARY of such party; or (ii) any corporation, company or other entity, not a SUBSIDIARY, at least 50% of the voting stock of which is directly or indirectly owned or controlled by such party, provided such party also has, in case (ii), either:

     (a) the irrevocable right to name a majority of the members of the governing board of such corporation; or

     (b) effective managerial control by virtue of a management agreement entered into with such corporation.

     9. As used herein, a "SUBSIDIARY" of a party means a corporation, company or other entity more than 50% of whose outstanding securities (representing the right, other than as affected by events of default, to vote for the election of directors or other governing authorities) are now or hereafter owned or controlled, directly or indirectly, by such party.

     10. As used herein, the term "CALENDAR QUARTER" means each of the three month periods commencing on January 1, April 1, July 1, or October 1.

     NOW, THEREFORE, in consideration of the promises and the mutual convenants of this AGREEMENT, the parties hereto agree as follows:


                               ARTICLE II - GRANT
                               ------------------

     1. LICENSOR hereby grants and agrees to grant to LICENSEE, during the term of this AGREEMENT, a license under the above-identified FOREIGN APPLICATIONS and FOREIGN PATENTS within the LICENSED TERRITORY to make, have made, sell, use, induce use of and/or contribute to use of the INVENTIONS subject to those rights that have been or will be granted to the United States government by licenses in the form of Exhibit B, and subject to any countervailing requirements of applicable foreign law. In the fields of dentifrices, confections, foods and chewing gum, LICENSEE'S license shall be exclusive to the extent permitted by law in each of the LICENSED TERRITORIES, except that LICENSOR retains at all times for itself and its RELATED COMPANIES the right to make and use the INVENTIONS for research and testing purposes, including laboratory research and clinical trials, but not the right to commercially sell or use the invention in the EXCLUSIVELY LICENSED FIELDS. In all fields of the INVENTIONS other than dentifrices, chewing gums, confections and foods, the license granted hereunder shall be non-exclusive.

     2. This license shall not be assigned, transferred or sublicensed by LICENSEE except with the prior express written consent of LICENSOR. Such permission shall not be unreasonably withheld by LICENSOR.

     3. LICENSEE agrees to use its best efforts to commercialize the INVENTIONS and promote the sale and/or use of UNITS and/or MATERIAL. As an aspect of this, LICENSEE agrees to use its best efforts to obtain any necessary governmental approvals of MATERIAL or UNITS embodying one or more of the INVENTIONS if such approval is required for contemplated manufacture, use or sale of MATERIAL or UNITS, including any required filing of an application for such approval, made in good faith and in a timely manner. Any such application for governmental approval, if required, shall be LICENSEE'S sole responsibility and shall be made at LICENSEE'S expense. LICENSEE also agrees to be responsible for securing any other governmentally required approvals to performance of this AGREEMENT. Notwithstanding the foregoing, LICENSOR shall cooperate with LICENSEE in connection with any such approvals and applications by providing pre-existing documents, records and data reasonably required in connection therewith.

     4. With respect to the NON-EXCLUSIVELY LICENSED FIELDS, LICENSOR will promptly notify LICENSEE of the grant of a non-exclusive license under any of said FOREIGN APPLICATIONS and/or FOREIGN PATENTS to another party. If the terms of said license to said other party are more favorable than those of the present AGREEMENT, those terms may be substituted in their entirety, at LICENSEE'S option, for analogous terms of the present AGREEMENT, provided comparable consideration has been or is provided for the new terms, and except that subsequent non-exclusive licenses shall not be deemed more favorable solely because they do not require the licensee to in any way fund the procurement or maintenance of FOREIGN APPLICATIONS or FOREIGN PATENTS.

     5. LICENSOR and LICENSEE agree that the license hereunder extends automatically to use and/or resale of MATERIAL and UNITS by any customer of LICENSEE, provided LICENSEE shall have paid a royalty in accordance with Article III, and to the use of the INVENTIONS by any customer of LICENSEE provided LICENSEE shall have paid a royalty in accordance with Article III.

     6. LICENSEE shall observe quality standards reasonable in the industry for the MATERIAL and UNITS commercialized by it. On a quarterly basis simultaneous with the statement required by Article III, Paragraph (7), LICENSEE shall deliver to the LICENSOR, at LICENSEE'S expense, one representative sample of each type of UNIT or MATERIAL made, used, or sold by LICENSEE, to provide the LICENSOR with an opportunity to evaluate the quality of each such UNIT or MATERIAL.

     7. LICENSEE shall hold harmless, indemnify, and defend LICENSOR and its affiliates, directors, officers, employees and agents from and against any and all losses, costs, expenses (including reasonable attorney fees), fees, liabilities and damages that any of them may suffer as a result of any claim, demand, lawsuit, cost or judgment arising out of LICENSEE'S activities under this AGREEMENT, regardless of whether such claims are based in contract or tort (whether negligence, product liability, strict liability or otherwise) or any other legal theory.

     8. LICENSOR hereby grants LICENSEE an option and right of first refusal for a limited license under future patents and applications for INVENTIONS and MATERIAL for all territories not within the LICENSED TERRITORIES or the United States or its territories or possessions. The option and right of first refusal hereunder are also limited in that they apply only in the fields of dentifrices, confections, foods and chewing gums. Before licensing another party in any territory other than the LICENSED TERRITORIES or the United States under future patents or patent applications for dentifrices, confections, foods or chewing gums embodying MATERIAL, LICENSOR shall provide LICENSEE with written notice of its intention to pursue license negotiations. Within thirty (30) days of receipt of the notice, LICENSEE must exercise its option and right of first refusal hereunder. If LICENSEE chooses to accept a license with respect to a territory, other than the LICENSED TERRITORIES or the United States, it will do so under terms consistent with the terms of this Agreement. LICENSEE may exercise its option to obtain a license from LICENSOR on the same terms as this Agreement for a territory or territories other than the LICENSED TERRITORIES and the United States at any time during the life of the FOREIGN APPLICATIONS or FOREIGN PATENTS issued thereunder, assuming that LICENSOR has not granted and exclusive license for the territory after LICENSEE'S failure to exercise its right of first refusal hereunder.


                          ARTICLE III - FEE PROVISIONS
                          ----------------------------

     1. In consideration of this license, LICENSEE agrees to pay to LICENSOR a quarterly royalty payment of 7% of the basis specified hereinafter, payable for each CALENDAR QUARTER within one month after the end of that CALENDAR QUARTER.

     2. Except in cases of approved foreign sublicenses, the royalty due from LICENSEE to LICENSOR shall be calculated as the applicable percentage of the Net Sales corresponding to UNITS made, sold, used, or otherwise disposed of by LICENSEE. Only one royalty payment shall be made for UNITS regardless of the number of claims readable thereon. Only one royalty payment shall be made for UNITS sold under the provisions of this AGREEMENT and under the provisions of any other license agreement between LICENSOR and LICENSEE relating to the INVENTIONS.

     3. "Net Sales" shall mean the value (in the currency used for payment) actually received or invoiced by LICENSEE from customers in connection with sales of UNITS sold under the provisions of this AGREEMENT, excluding all amounts of freight, insurance, returns, refunds, trade and cash discounts and sales, excise, value-added and other taxes, tariffs and duties (other than income taxes of LICENSEE). The term "customers" shall not include divisions or RELATED COMPANIES of LICENSEE. In the case of UNITS that are packaged and sold together with items other than MATERIAL, "net sales" shall be based on an apportionment between the net sales value of the MATERIAL alone and the net sales value of the UNITS. Notwithstanding the preceding sentence, in no event shall the basis for royalty payments be less than fifty percent (50%) of the net sales of any items packaged and sold together which contain any MATERIAL.

     4. With respect to UNITS or MATERIAL used internally rather than sold by LICENSEE, the "net sales" shall be determined by multiplying the number of UNITS used internally by the LICENSEE by the average net sales price per UNIT sold by LICENSEE during the accounting period last so sold, or in the event that discrete UNITS cannot be readily identified, by multiplying the number of pounds of MATERIAL used internally by the LICENSEE by the average net sales price per pound of the same MATERIAL sold by LICENSEE during the accounting period last so sold. In the event there shall have been no such previous sales, "net sales" shall be the fair market value of the UNITS or MATERIAL so used. With respect to UNITS or MATERIAL that are given away by LICENSEE as promotional samples, no royalties shall be due for such UNITS or MATERIAL.

     5. All payments shall be made in United States dollars at the rate of exchange prevailing on the last day of the CALENDAR QUARTER for which the payment is made.

     6. No royalties shall be due or owing on UNITS sold to the United States government.

     7. LICENSEE agrees that it will keep records showing the production, use, and sales of all MATERIAL and/or UNITS coming within the scope of this AGREEMENT in sufficient detail to enable the royalties payable thereunder to LICENSOR to be determined, and in particular shall obtain and keep records of the information necessary to determine net sales. The records shall be open for inspection by an accountant selected by the LICENSOR, during all reasonable business hours, at the expense of LICENSOR, with the results of the audit to be made available to both parties. LICENSEE agrees that along with each quarterly royalty payment due under this Article, LICENSEE will furnish LICENSOR with a written statement specifying the volume of sales of UNITS and/or MATERIAL and the net sales price of the

UNITS and/or MATERIAL sold or used by LICENSEE during the preceeding CALENDAR QUARTER.

     8. As further consideration for this license, LICENSEE agrees to bear all costs of prosecution and maintenance of the FOREIGN APPLICATIONS and FOREIGN PATENTS, including but not limited to attorneys' fees and government fees, without set-off against royalty payments due to LICENSOR. LICENSOR, as owner of the INVENTIONS, will agree to consult with LICENSEE regarding the manner of patent prosecution, but retains the authority to make all final decisions controlling patent prosecution and maintenance.

     9. In those instances where (1) LICENSOR has approved a foreign sublicensee under a FOREIGN APPLICATION or FOREIGN PATENT, and (2) LICENSEE or a sublicensee of LICENSEE has paid or undertaken to continue to pay all costs of obtaining, maintaining and enforcing the FOREIGN APPLICATION or FOREIGN PATENT, LICENSEE agrees to pay and LICENSOR agrees to accept in consideration for this license 25% of the gross income resulting from such sublicense arrangements and actually received by LICENSEE. Gross income shall include all royalties, whether sales-based, minimum, or calculated on another basis, non-refundable fees, or other consideration paid by the sublicensee to LICENSEE in consideration for the sublicense. LICENSEE may negotiate any reasonable royalty rate on a sublicense agreement with an approved sublicensee located outside of the United States where all sales will fall under FOREIGN PATENT(S) or FOREIGN APPLICATION(S).


                            ARTICLE IV - TERMINATION
                            ------------------------

     1. Unless terminated as herein provided, this AGREEMENT shall extend (a) until the domestic RESTATED PATENT LICENSE AGREEMENT effective from June 24, 1992, between LICENSOR and LICENSEE terminates, except as to those countries for which the royalty paid per country in the preceding year exceeded seven thousand dollars ($7,000); or (b) until the expiration of the last to expire of any FOREIGN PATENT licensed hereunder; or (c) until LICENSOR abandons or permits to lapse all FOREIGN APPLICATIONS and FOREIGN PATENTS licensed hereunder, whichever comes first. In the case of abandonment or lapse, LICENSOR will promptly notify LICENSEE of the pertinent abandonment or lapse.

     2. In the event of failure of LICENSEE to make any payment to LICENSOR when due hereunder, or of LICENSEE to comply with any other obligation imposed on it by this AGREEMENT, LICENSOR may at its election at any time thereafter terminate this AGREEMENT by not less than thirty (30) days written notice specifying such failure, unless LICENSEE, within thirty (30) days from the date of service of such notice, shall have rectified all breaches specified in said notice.

     3. LICENSEE may at its election at any time by no less than ninety (90) days written notice surrender and terminate all rights and licenses acquired hereunder by it under said INVENTIONS, provided that termination of this AGREEMENT for any cause shall not relieve LICENSEE from any obligation hereunder including obligation to make its terminal report, or relieve it from its liability for payment of any royalties prior to the date of such termination; such termination shall not prejudice the right of LICENSOR to recover any royalties or any other sums due or accrued at the time of or as a result of such termination, nor shall it prejudice any cause of action or claim of either party accrued or to accrue on account of any legal wrong, breach, or default of the other party, nor shall it prejudice the right of LICENSOR to conduct a final audit of the records of LICENSEE in accordance with the provisions hereof.

     4. No royalty shall be due with respect to any patent after its expiration.


                           ARTICLE V - INFRINGEMENTS
                           -------------------------

     1. LICENSEE shall promptly notify LICENSOR in writing of any conduct by any third party, other than another licensee of LICENSOR, with respect to the INVENTIONS or MATERIAL or UNITS which may constitute infringement of a FOREIGN PATENT or which would constitute infringement of a FOREIGN APPLICATION were a patent to issue on said APPLICATION. LICENSOR may take legal action against such infringement if LICENSOR, in its sole discretion, deems legal action necessary. If LICENSOR deems legal action to be necessary, LICENSEE shall assist LICENSOR in said legal action and shall bear its own expenses in this regard, and LICENSOR shall take reasonable steps to keep LICENSEE advised of the progress of the lawsuit. If LICENSOR does not exercise its option to bring legal action against alleged infringers, LICENSEE may bring legal action at its own expense and without any set-off against royalties paid previously or later due.

     2. If any claim of any licensed FOREIGN PATENT is held invalid by the decision of a court of competent jurisdiction from which no appeal is or can be taken, LICENSEE shall thereafter be relieved of the obligation to pay royalties with respect to any embodiment of the INVENTIONS which is covered only by such claim or claims as may be so held invalid.

     3. It is hereby understood and agreed that if, by reason of practice of the INVENTIONS with respect to which the LICENSEE is required to pay royalties to the LICENSOR in accordance with the provisions of this AGREEMENT, LICENSEE shall be charged with infringement of any patent owned or controlled by a third party, LICENSEE will consult with LICENSOR with regard to resolving such charge of infringement by redesign of the MATERIAL or UNITS or otherwise. If upon such consultation, it is agreed that no commercially viable redesign can be made to avoid the charge of infringement, LICENSEE shall have the option of terminating this AGREEMENT, the termination being effective as of that date.


                              ARTICLE VI - NOTICE
                              -------------------

     LICENSEE shall apply the appropriate patent notice to all patented MATERIAL and UNITS sold by it, in accordance with the provisions of the applicable law of each LICENSED TERRITORY.

                     ARTICLE VII - SUBSEQUENT DEVELOPMENTS
                     -------------------------------------

     1. It is anticipated that LICENSOR and LICENSEE, jointly and severally, may pursue development work that relates to remineralization of dental tissue, via dentifrices, confections, foods or chewing gums, or to the commercialization or regulatory approval of MATERIAL or UNITS embodying one or more of the INVENTIONS or that otherwise relates to the MATERIAL or INVENTIONS. Any improvements made subsequent to the date of this AGREEMENT, by either party or both parties jointly, which require the use of or are used with MATERIAL, shall be defined as "FIELD DEVELOPMENTS." FIELD DEVELOPMENTS, as well as any invention or improvements made jointly by the parties that do not relate to such remineralization or to commercialization of INVENTIONS or MATERIAL (such joint unrelated improvements and inventions, "JOINT NON-FIELD DEVELOPMENTS") whether or not patentable, shall be and remain the sole property of LICENSOR, even though such developmental work may make use of samples or requested data provided by or through LICENSEE. LICENSEE shall sign such applications, assignments and other instruments and maintain such level of confidentiality as the LICENSOR may reasonably request in order to achieve such industrial or intellectual property status as the LICENSOR shall deem appropriate and to perfect the assignment of the rights so granted by the LICENSEE to the LICENSOR. If LICENSOR declines or fails to file a patent application in connection with any patentable FIELD or JOINT NON-FIELD DEVELOPMENT referred to herein, then LICENSEE may prepare, file and prosecute such an application in the name of LICENSOR, and LICENSOR shall cooperate with LICENSEE and sign such applications and other instruments as may be necessary in connection therewith, unless LICENSOR declines any ownership rights in the invention and any ensuing patents.

     2. Any FIELD DEVELOPMENTS which are made by LICENSOR alone and which are patentable shall be licensed to LICENSEE under the terms of this Agreement.

     3. Any FIELD DEVELOPMENTS which are patentable and made by LICENSEE alone or LICENSEE and LICENSOR jointly, or any FIELD DEVELOPMENTS in the form of unpatentable know-how made by either or both parties, and any JOINT NON-FIELD DEVELOPMENTS shall be licensed by LICENSOR to LICENSEE under a free and perpetual license to make, have made, sell, use, induce use of and/or contribute to the use of these FIELD DEVELOPMENTS and JOINT NON-FIELD DEVELOPMENTS, subject to those rights granted under the GOVERNMENT LICENSES, and subject to the right of LICENSOR to make and use these for research and testing purposes, including laboratory research and clinical trials, and subject to the unrestricted right of LICENSOR to grant other licenses for other types of products. This free license shall not be assigned, transferred or sublicensed by LICENSEE except with the prior express written consent of LICENSOR. Such permission shall be granted or withheld at the sole option of LICENSOR.

     4. As to only those FIELD DEVELOPMENTS and JOINT NON-FIELD DEVELOPMENTS made at least in part by LICENSEE, LICENSEE shall have a veto power over granting of a license by LICENSOR to any other party. As to this same class of FIELD DEVELOPMENTS and JOINT NON-FIELD DEVELOPMENTS only, in the event LICENSOR issues a license to any third party for the production, use, or sale of improvements, LICENSOR shall promptly notify LICENSEE of such license and shall agree to pay LICENSEE one-half of the royalty collected under such license.

     5. In the last 30 days of each calendar year of this AGREEMENT, each of LICENSEE, and LICENSOR if so requested by LICENSEE at the time, shall provide to the other a certification stating that the responsible party has investigated as to whether or not there have been advances, developments, or improvements made during the year with respect to the INVENTIONS or their product, sale, or use, or inducement of or contribution to the production or use, of the INVENTIONS, or otherwise falling within the description of the first paragraph of this article, and if there has been any such advance, development, or improvement, a statement as to whether or not any or all of it may be patentable under the standards of patentability of any applicable licensed territory and/or the Patent Act of 1952, 35 U.S.C., Section 1. In the event that such certification shall indicate the presence of such patentable matter for the period in question, the certifying party shall promptly deliver to the other party all information, including all documentation then in the certifying party's possession pertinent to such patentable matter, including information such as will permit the effective transfer of the patentable matter to the LICENSOR.

     6. For the purposes of this Article, joint or sole development shall be determined in the same manner as inventorship under 35 U.S.C. Section 116.


                          ARTICLE VIII - MISCELLANEOUS
                          ----------------------------

     1. To protect the rights of privacy and/or publicity of LICENSOR's inventors, assignors, employees, officers and directors; to protect the trademark and tradename rights of LICENSOR and its affiliates; to prevent confusion regarding sponsorship of any given product or technique of LICENSEE; and to preclude imposition of any warranty, guarantee or other liability or potential liability upon LICENSOR, its employees, assignors, affiliates, officers, and directors; LICENSEE agrees that aside from (1) the patent notice provided for by applicable law, (2) any rights which may be conferred by certification of a product by an affiliate of LICENSOR, or (3) an express prior written consent of LICENSOR, LICENSEE will not use the name of any employee, assignor, officer or director or the business name or identification of LICENSOR or its affiliates, or use any certification mark of LICENSOR or its affiliates, in advertising or promotional materials, educational materials, publications, fliers, brochures and other public descriptions relating to UNIT(S) and/or MATERIAL(S).

     2. LICENSOR does not require status as an undisclosed principal in this AGREEMENT, and may be identified by LICENSEE, on a private, individual basis to potential investors in LICENSEE prior to commercialization of UNITS or MATERIALS.

     3. No waiver by either LICENSEE or LICENSOR, expressed or implied, of any breach of any term, condition, or obligation of this AGREEMENT by the other shall be construed as a waiver of any subsequent breach of that term, condition, or obligation, or any other term, condition, or obligation of the AGREEMENT of the same or different nature.

     4. If it should be determined that one or more portions of this AGREEMENT is or are invalid, such invalidation shall not operate to relieve the parties hereto of their rights and obligations with respect to each other under the remaining portions of this AGREEMENT.

     5. This AGREEMENT shall inure to the benefit of and will be binding upon all legal representatives of LICENSOR and upon the legal representatives of LICENSEE. This AGREEMENT shall not be assignable without the prior written permission of LICENSOR, except that LICENSEE may assign the license to any other company in which LICENSEE or Dr. Steven R. Fox owns more than 50% of the voting stock. Written permission of LICENSOR for other assignments will not be unreasonably withheld.

     6. This AGREEMENT may not be modified by either party, in whole or in part, except by an additional agreement in writing signed by LICENSOR and LICENSEE and referring to this AGREEMENT.

     7. This Restated Foreign Patent License Agreement restates, amends and entirely supersedes the following agreements between the parties hereto, which are hereby terminated: (a) the Foreign Patent License Agreement dated as of November 18, 1992, (b) the letter agreement dated with signatures of the parties on November 18 and November 21, 1992 and (c) the First Modification of Foreign License Agreement dated with signatures of the parties on July 26, 1993 and August 16, 1993.

                              ARTICLE IX - SERVICE
                              --------------------

     Any notice, payment or statement required to be served herein shall be sent by Registered or Certified Mail and addressed as follows or to such other addresses as either party designates from time to time by written notice to the other.


LICENSEE:           Enamelon Inc.
- ---------           15 Kimball Avenue
                    Yonkers, New York 10704

                    with a copy to:

                    Snow Becker Krauss P.C.
                    605 Third Avenue
                    New York, New York 10158
                    Attention: Jack Becker, Esq.

LICENSOR:           American Dental Association
- ---------            Health Foundation
                    211 East Chicago Avenue
                    Chicago, Illinois 60611

                    with a copy to:

                    Allegretti & Witcoff, Ltd.
                    Ten South Wacker Drive
                    Chicago, Illinois 60606
                    Attention: Jon O. Nelson, Esq. and Jamie S. Smith, Esq.

     IN WITNESS WHEREOF, the parties have respectively caused this instrument to be executed by an official thereunto duly authorized and their respective signatures to be hereunto affixed as of the day and year indicated.


                                             AMERICAN DENTAL ASSOCIATION
                                              HEALTH FOUNDATION

                                             By:
                                                --------------------------------

                                             Date:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             ENAMELON INC.

                                             By: /s/ Dr. Steven R. Fox
                                                --------------------------------

                                             Date: November 18, 1992
                                                  ------------------------------

                                             Title: Chief Executive Officer
                                                   -----------------------------

                                   EXHIBIT A
                           LIST OF LICENSED COUNTRIES

1.   Argentina                               20.  Luxembourg (PCT)
2.   Taiwan                                  21.  Monaco (PCT)
3.   China                                   22.  the Netherlands (PCT)
4.   Venezuela                               23.  Sweden (PCT)
5.   South Korea (PCT)                       24.  India
6.   Brazil (PCT)                            25.  Mexico
7.   Australia (PCT)                         26.  Indonesia
8.   Canada (PCT)                            27.  Philippines
9.   Japan (PCT)                             28.  Thailand
10.  Austria (PCT)                           29.  Israel
11.  Belgium (PCT)                           30.  Columbia
12.  Switzerland and Liechtenstein (PCT)     31.  Peru
13.  Germany (PCT)                           32.  Chile
14.  Denmark (PCT)                           33.  Bolivia
15.  Spain (PCT)                             34.  Panama
16.  France (PCT)                            35.  Pakistan
17.  United Kingdom (PCT)                    36.  Egypt
18.  Greece (PCT)                            37.  Russian Federation
19   Italy                                        (PCT)

                    LICENSE TO THE UNITED STATES GOVERNMENT

     This instrument confers to the United States Government, as represented by the Department of Health and Human Services, a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on its behalf throughout the world the following subject invention:

     Invention Title          :    Method and Compositions for Mineralizing and
                                   Fluoridating Calcified Tissue

     Inventor(s)              :    Ming S. Tung

     Patent
          Registration No.    :    5,037,639

          Registration Date   :    August 6, 1991

          Title               :    Method and Compositions for Mineralizing and
                                   Fluoridating Calcified Tissue

     Country, if other than the
      United States           :

     This license will extend to all divisions or continuations of the patent application and all patents or re-issues which may be granted thereon.

     This subject invention was made with government support under Grant No. DE 05030 awarded by the National Institute of Health.

     Principal rights to this subject invention have been left with the licensor; _______________, subject to the provisions of Title 35 U.S.C. 200-212, 37 C.F.R. 401, and 45 C.F.R. 8.


     Signed:                            Date:
            -------------------------        -----------------------

     Typed Name:

     Title: